                                                                    EXHIBIT 99.1


                                                                  EXECUTION COPY


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                                CREDIT AGREEMENT

                                   dated as of

                                November 18, 2004

                                     between

                               THE BRINK'S COMPANY

                                       and

                               ABN AMRO BANK N.V.

                                 --------------

                                  $150,000,000

                                 --------------





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




                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



                              ARTICLE I DEFINITIONS

SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Terms Generally................................................13
SECTION 1.03.  Accounting Terms; GAAP.........................................13

                      ARTICLE II THE CREDITS

SECTION 2.01.  The Commitment.................................................14
SECTION 2.02.  Letters of Credit..............................................14
SECTION 2.03.  Loans..........................................................19
SECTION 2.04.  Termination and Reduction of the Commitment....................19
SECTION 2.05.  Repayment of Loans.............................................20
SECTION 2.06.  Prepayments....................................................21
SECTION 2.07.  Fees...........................................................21
SECTION 2.08.  Interest.......................................................22
SECTION 2.09.  Break Funding Payments.........................................23
SECTION 2.10.  Payments Generally.............................................24
SECTION 2.11.  Substitution of Bank...........................................24
SECTION 2.12.  Additional Notes...............................................25
SECTION 2.13.  Increased Costs................................................26

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Power and Authority..............................28
SECTION 3.02.  Authorization, etc.............................................28
SECTION 3.03.  Disclosure.....................................................28
SECTION 3.04.  Organization and Ownership of Shares of Subsidiaries;
               Affiliates.....................................................29
SECTION 3.05.  Financial Statements...........................................29
SECTION 3.06.  Compliance with Laws, Other Instruments, etc...................30
SECTION 3.07.  Governmental Authorizations, etc...............................30
SECTION 3.08.  Litigation; Observance of Agreements, Statutes and Orders......30
SECTION 3.09.  Taxes..........................................................30
SECTION 3.10.  Title to Property; Leases......................................31
SECTION 3.11.  Licenses, Permits, etc.........................................31
SECTION 3.12.  Compliance with ERISA..........................................31
SECTION 3.13.  Use of Proceeds; Margin Regulations............................32
SECTION 3.14.  Existing Indebtedness..........................................32

SECTION 3.15.  Foreign Assets Control Regulations, Etc........................33
SECTION 3.16.  Status Under Certain Statutes..................................33
SECTION 3.17.  Environmental Matters..........................................33

                              ARTICLE IV CONDITIONS

SECTION 4.01.  Closing Date...................................................34
SECTION 4.02.  Each Credit Event..............................................35

                         ARTICLE V AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements and Other Information.....................36
SECTION 5.02.  Officer's Certificate..........................................39
SECTION 5.03.  Inspection.....................................................40
SECTION 5.04.  Compliance with Law............................................40
SECTION 5.05.  Insurance......................................................41
SECTION 5.06.  Maintenance of Properties......................................41
SECTION 5.07.  Payment of Taxes and Claims....................................41
SECTION 5.08.  Corporate Existence, etc.......................................41

                          ARTICLE VI NEGATIVE COVENANTS

SECTION 6.01.  Liens..........................................................43
SECTION 6.02.  Restricted Subsidiary Indebtedness.............................44
SECTION 6.03.  Limitation on Sale and Leaseback Transactions..................45
SECTION 6.04.  Limitation on Asset Sales......................................45
SECTION 6.05.  Financial Conditions...........................................46
SECTION 6.06.  Merger, Consolidation, etc.....................................46
SECTION 6.07.  Lines of Business..............................................48
SECTION 6.08.  Transactions with Affiliates...................................48
SECTION 6.09.  Designation of Restricted and Unrestricted Subsidiaries........48
SECTION 6.10.  Purchase of Notes..............................................48

                          ARTICLE VII EVENTS OF DEFAULT

SECTION 7.01   Events of Default..............................................49
SECTION 7.02.  Cash Collateral................................................51

                           ARTICLE VIII MISCELLANEOUS

SECTION 8.01.  Notices........................................................52
SECTION 8.02.  Waivers; Amendments............................................53
SECTION 8.03.  Expenses; Indemnity; Damage Waiver.............................53
SECTION 8.04.  Successors and Assigns.........................................55
SECTION 8.05.  Survival.......................................................56
SECTION 8.06.  Counterparts; Integration; Effectiveness.......................56
SECTION 8.07.  Severability...................................................57
SECTION 8.08.  Governing Law; Jurisdiction; Etc...............................57

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SECTION 8.09.  WAIVER OF JURY TRIAL...........................................57
SECTION 8.10.  Headings.......................................................58
SECTION 8.11.  Treatment of Certain Information; Confidentiality..............58
SECTION 8.12.  Deposit Account Agreement......................................59


Annex I           -   List of Existing Letters of Credit


Schedule 3.03     -   Disclosure
Schedule 3.04     -   Subsidiaries
Schedule 3.08     -   Litigation
Schedule 3.11     -   Licenses, Permits, Etc.
Schedule 3.12     -   Benefit Liabilities Under Plans
Schedule 3.14     -   Existing Indebtedness
Schedule 6.01     -   Existing Liens

EXHIBIT A   -  Form of Deposit Account Agreement
EXHIBIT B   -  Form of Note Purchase Agreement
EXHIBIT C   -  Form of Subsidiary Guarantee
EXHIBIT D-1 -  Form of Opinion of In-House Counsel to the Company
EXHIBIT D-2 -  Form of Opinion of Special Counsel to the Company
EXHIBIT E   -  Form of Opinion of Special New York Counsel to the Bank

     CREDIT AGREEMENT dated as of November 18, 2004, between THE BRINK'S COMPANY, a Virginia corporation (the "Company"), and ABN AMRO BANK N.V. (the "Bank")

     The Company has requested that the Bank issue letters of credit for its account and make loans to it in an aggregate amount not exceeding $150,000,000. The Bank is prepared to issue such letters of credit and to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "Additional Notes" has the meaning assigned to such term in Section 2.12.

     "Affiliate" means, at any time, with respect to any Person (including the Company), (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Aggregate Undrawn LC Amount" means, at any time, an amount equal to the Undrawn LC Amounts for all Letters of Credit outstanding at such time.

     "Asset Sale" has the meaning assigned to such term in Section 6.04.

     "Attributable Debt" means, as to any particular lease relating to a sale and leaseback transaction, the Lease Rentals under such lease (discounted on the same periodic basis from the respective due dates thereof at an interest rate of 10% per annum) during the remaining term thereof.

     "Availability Period" means the period from and including the date hereof to and including the Commitment Termination Date.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of: (a) the prime commercial lending rate of ABN AMRO Bank N.V. as announced from time to time at its Chicago office; and (b) 1/2 of one percent per annum above the Federal Funds Rate.

     "Bank Rating" means, for the Bank or any Replacement Bank, the long term deposit rating established by S&P for the Bank or the Replacement Bank, as the case may be, or the long term foreign issuer or issuer credit rating established by Moody's for the Bank or the Replacement Bank, as the case may be.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowing Request" means a request by the Company for a Loan in accordance with Section 2.03.

     "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City or Chicago, Illinois are authorized or required by law to remain closed and (b) in connection with any determination of LIBOR or the date that any payment is to be made hereunder, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capitalized Lease Obligations" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

     "Cash Equivalents" means (i) readily marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within 90 days from the date of acquisition thereof, (ii) commercial paper maturing within 90 days from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 (or its equivalent) from S&P or P-1 (or its equivalent) from Moody's and (iii) domestic and Eurodollar time deposits, certificates of deposit or bankers' acceptances, in each case maturing within 90 days from the date of acquisition thereof and issued or accepted by any commercial bank having combined capital and surplus in an amount of not less than $500,000,000.

     "Closing Date" means the date on which the conditions  specified in Section
4.01 are satisfied.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral Agent" means LaSalle Bank National Association.

     "Commitment" means the commitment of the Bank to issue Letters of Credit and to make Loans hereunder, expressed as an amount, as such commitment may be reduced from time to time pursuant to Section 2.04 or increased from time to time pursuant to Section 2.12. The initial amount of the Commitment is $150,000,000.

     "Commitment Reduction Dates" means, if any Additional Notes are issued, the various maturity dates of the Notes, other than the Commitment Termination Date.

     "Commitment Termination Date" means the Quarterly Date falling on or nearest to the fifth anniversary of the Closing Date; provided that, if any Additional Notes are issued with a maturity date later than such fifth anniversary, the Commitment Termination Date shall be the maturity date of the latest maturing Additional Notes.

     "Consolidated Capitalization" means, at any date, the sum of (a) Consolidated Indebtedness plus (b) Consolidated Net Worth, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated  EBITDA" means, for any period, an amount equal to the sum of
(a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, and (iv) all other non-cash charges, in each case determined on a consolidated basis in accordance with GAAP.

     "Consolidated Indebtedness" means, at any date, all Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, as applied to the Company and its Restricted Subsidiaries, all interest expense (whether paid or accrued) and capitalized interest, including (a) amortization of debt discount and premium and (b) the interest component under Capital Leases, in each case determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

          (a) any extraordinary gains and losses for such period,

          (b) any non-cash impairment, valuation allowance, write-down or write-off in the book value of any assets,

          (c) any non-cash loss in connection with the disposition of any assets,

          (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary acquired prior to its becoming a Restricted Subsidiary,

          (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee, and

          (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any person.

     "Consolidated Net Worth" means, at any date, on a consolidated basis for the Company and its Restricted Subsidiaries, shareholders' equity or net worth as determined and computed on a consolidated basis in accordance with GAAP, provided that in determining "Consolidated Net Worth" there shall be (a)
included any issuance of Preferred Stock by the Company (except mandatorily redeemable Preferred Stock), (b) added back the amount of (i) any minority interest and (ii) any extraordinary losses, and (c) excluded (i) any extraordinary gains, (ii) any non-cash impairment, valuation allowance, write-down or write-off in the book value of any assets (including any reduction in shareholders' equity in connection with a reduction in the value of a prepaid Plan or foreign pension plan), and (iii) any non-cash loss in connection with the disposition of any assets.

     "Consolidated Total Assets" means, at any date, the consolidated assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP after giving appropriate effect to any outside minority interests in the Restricted Subsidiaries.

     "Credit Spread" means, for any day, a rate per annum obtained by dividing the sum of A + B by the aggregate principal amount of the Notes outstanding on such day, where:

     A = the rate of 0.90% per annum multiplied by the aggregate principal amount of the Series 2004-1 Notes outstanding on such day; and

     B = the weighted average stated margin over LIBOR (disregarding any increase in such margin by reason of any default) of the Additional Notes (determined by reference to the aggregate principal amount of Additional Notes of each Series), if any, multiplied by the aggregate principal amount of the Additional Notes, if any, outstanding on such day.

     "Default" means any event or condition which constitutes an Event of Default or the occurrence or existence of which following notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deposit Account" has the meaning assigned to such term in the Deposit Account Agreement.

     "Deposit Account Agreement" means an Deposit Account Agreement of even date herewith among the Bank, the Collateral Agent and the Depository referred to therein, substantially in the form of Exhibit A.

     "Depository" has the meaning assigned to such term in the Deposit Account Agreement.

     "Discounted Consolidated Lease Rentals" has the meaning assigned to such term in Section 6.05.

     "Dollars" or "$" refers to lawful money of the United States of America.

     "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" has the meaning assigned to such term in Section 7.01.

     "Evergreen  Letter of  Credit"  has the  meaning  assigned  to such term in
Section 2.02(i)(i).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Existing Letters of Credit" shall mean the letters of credit listed in Annex I hereto.

     "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

     "Form 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, including the financial statements incorporated by reference therein.

     "Fronting Bank" has the meaning assigned to such term in Section 2.11(a).

     "GAAP" means, except as otherwise provided in Section 1.03, generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company, any Subsidiary or the Bank conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, any Subsidiary or the Bank, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable law (including asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "Holder" means a holder of a Note.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of any Preferred Stock that is mandatorily redeemable prior to the Commitment Termination Date,

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

          (c) its Capitalized Lease Obligations,

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities),

          (e) the maximum amount of all drafts drawn under standby letters of credit issued or bankers' acceptance facilities created for the account of such Person (to the extent unreimbursed),

          (f) Swaps of such Person not entered into for the purpose of hedging in the ordinary course of business, and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Interest Period" means, initially, the period commencing on the Closing Date and ending on the first Quarterly Date thereafter and, after such initial Interest Period, each period commencing on the last day of the preceding Interest Period and ending on the first Quarterly Date thereafter.

     "ISP" means the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     "LC Disbursement" means a payment made by the Bank pursuant to a Letter of Credit, including pursuant to a time draft or similar instrument presented to or accepted by the Bank as part of a drawing under a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the Aggregate Undrawn LC Amount at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.

     "Lease Rentals" has the meaning assigned to such term in Section 6.05.

     "Letter of Credit" means any letter of credit issued pursuant to this Agreement. In addition, on the Closing Date, the Existing Letters of Credit shall become Letters of Credit hereunder.

     "Letter of Credit Account" has the meaning assigned to such term in Section 7.02(a).

     "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

     "LIBOR" means, for any period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Bank from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such period, as the rate for the offering of Dollar deposits with a maturity comparable to such period. In the event that such rate is not available at such time for any reason, then LIBOR for such period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such period are offered by the principal London office of the Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such period.

     "LIBOR True-Up" means the rate of 0.01% per annum.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Loans" means the loans made by the Bank to the Company pursuant to this Agreement.

     "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

     "Material" means material in relation to the results of operations or financial condition of the Company and its Restricted Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on the results of operations or financial condition of the Company and its Restricted Subsidiaries taken as a whole that would impair the ability of the Obligors to perform their respective obligations under this Agreement and the Subsidiary Guarantees.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Non-Extension Date" has the meaning assigned to such term in Section 2.02(i)(i).

     "Non-Reinstatement Date" has the meaning assigned to such term in Section 2.02(i)(ii).

     "Note Purchase Agreement" means a Note Purchase Agreement of even date herewith among the Bank, the Collateral Agent and the "Purchasers" referred to therein, substantially in the form of Exhibit B.

     "Notes"  has the  meaning  assigned  to  such  term  in the  Note  Purchase
Agreement.

     "Obligors" means the Company and the Subsidiary Guarantors.

     "Other Credit Agreement" means the Credit Agreement dated as of October 15, 2004 among the Company, the Subsidiary Borrowers referred to therein, certain of the Company's Subsidiaries, as guarantors, various lenders, Barclays Bank plc, as Co-Arranger and Documentation Agent, Bank of America, N.A., as Syndication Agent, Banc of America Securities LLC, as Co-Arranger, Scotiabanc Inc. and Wachovia Bank, National Association, as Co-Arrangers and Syndication Agents, JPMorgan Chase Bank, as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Lead Arranger and Bookrunner.

     "Outright Assignment" has the meaning assigned to such term in Section 10 of the Note Purchase Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Principal Balance" has the meaning assigned to such term in the Deposit Account Agreement.

     "Priority Debt" has the meaning assigned to such term in Section 6.01.

     "Private Placement Memorandum" means the Private Placement Memorandum, dated September 2004 delivered by the Bank, as issuer, to the Purchasers in connection with the transactions contemplated hereby.

     "Purchasers" has the meaning assigned to such term in the Note Purchase Agreement.

     "Quarterly Dates" means the quarterly anniversaries of the Closing Date; provided that (i) if any Quarterly Date would otherwise fall on a day other than a Business Day, such Quarterly Date shall instead fall on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Quarterly Date shall instead fall on the next preceding Business Day, and (ii) if the relevant calendar month does not contain a day that numerically corresponds to the Closing Date, the related Quarterly Date shall be the last Business Day of the last calendar month of such Interest Period.

     "Ratio of Consolidated Indebtedness to Consolidated Capitalization" has the meaning assigned to such term in Section 6.05.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Replacement  Bank"  has  the  meaning  assigned  to such  term in  Section
2.11(a).

     "Required Holders" has the meaning assigned to such term in the Note Purchase Agreement.

     "Reserved Rights" means all right, title and interest of the Bank in to and under (a) this Agreement with respect to (i) amounts payable by the Company under Section 2.07(b), (ii) the cash collateral provided or to be provided to the Bank under Section 2.11(b), (iii) amounts payable by the Company under
Section 2.09 (other than with respect to Loans assigned by the Bank to the Collateral Agent for the benefit of the Holders), (iv) amounts payable by the Company under Section 2.13 and (v) amounts payable by the Company under Section
8.03 (other than Section 8.03(a)(iv)) and (b) the guarantees by the Subsidiary Guarantors provided by the Subsidiary Guarantees to the extent covering the obligations of the Company referred to in the preceding clause (a).

     "Restricted Subsidiary" means as of the date of this Agreement each Subsidiary as designated as such in Schedule 3.04 and thereafter means each other Subsidiary that is not an Unrestricted Subsidiary; provided that each of the Subsidiary Guarantors shall at all times remain a Restricted Subsidiary, in each case so long as such Person is a Subsidiary Guarantor.

     "Revolving  Letter of  Credit"  has the  meaning  assigned  to such term in
Section 2.02(i)(ii).

     "Rollover Notes" has the meaning assigned to such term in the Note Purchase Agreement.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     "S&P" means Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc.

     "Series" has the meaning assigned to such term in Section 2.12.

     "Series 2004-1 Notes" has the meaning assigned to such term in the Note Purchase Agreement.

     "Stub Period" means, with respect to any Loan that is made on a day other than the first day of an Interest Period, the period commencing on the date such Loan is made and ending on the last day of the Interest Period during which such Loan is made.

     "Subsidiary" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guarantee" has the meaning assigned to such term in Section 4.01(a).

     "Subsidiary Guarantors" has the meaning assigned to such term in Section 4.01(a).

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Tax" or "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority having jurisdiction over the Company or any Subsidiary.

     "Transactions" means the execution, delivery and performance by the Company of this Agreement, its requests for Letters of Credit and its borrowing of Loans hereunder, its use of the Letters of Credit and the proceeds of the Loans and the execution, delivery and performance by the Subsidiary Guarantors of the Subsidiary Guarantees.

     "Transferred Interests" has the meaning assigned to such term in Section 2.11(a)(i).

     "Undrawn LC Amount" means, with respect to any Letter of Credit at any time, the maximum amount of such Letter of Credit outstanding at such time available to be drawn, including (in the case of Revolving Letters of Credit and otherwise) amounts that are then contingently available to be drawn, by increase, reinstatement or otherwise. For purposes hereof, the amount of any obligation of the Bank to pay any time draft or similar instrument presented to or accepted by the Bank as part of a drawing under a Letter of Credit shall be included in the calculation of Undrawn LC Amount for such Letter of Credit until such amount is paid by the Bank.

     "Unrestricted Subsidiary" means any Subsidiary that has been designated as an Unrestricted Subsidiary on Schedule 3.04, any Restricted Subsidiary that is designated as an Unrestricted Subsidiary after the Closing Date pursuant to
Section 6.09 and any Person that becomes a Subsidiary after the Closing Date that is not designated as a Restricted Subsidiary pursuant to said Section, in each case other than an Unrestricted Subsidiary that is subsequently redesignated as a Restricted Subsidiary pursuant to said Section.

     "Voting Stock" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

     "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, replaced, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.03. Accounting Terms; GAAP. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made using financial amounts that are determined in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP; provided, however, if (a) at the time of delivery of any financial statements pursuant to Section 5.01 the Company shall object to making computations for the purpose of determining compliance with this Agreement on the basis of any change in GAAP after the date of this Agreement or (b) the Bank shall so object in writing within 60 days after receipt of such financial statements, then in either case such computations shall be made on a basis consistent with the most recent financial statements delivered by the Company to the Bank as to which no such objection shall have been made (or, prior to the delivery of the first financial statements pursuant to Section 5.01, consistent with the annual audited financial statements included in the Form 10-K). Without limiting the generality of Section 5.01, prior to or concurrently with the delivery of financial statements reflecting any change in GAAP, the Company will give notice of such change to the Bank (and for such purpose a note or explanation in reasonable detail accompanying such financial statements shall be deemed to constitute notice). The Company will also give prompt written notice to the Bank in the event that the Administrative Agent or Required Lenders (as such terms are defined in the Other Credit Agreement) object to determining compliance with the Other Credit Agreement on the basis of any change in GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Restricted Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.


                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. The Commitment. Subject to the terms and conditions set forth herein, (a) the Bank agrees to issue Letters of Credit for the account of the Company from time to time during the Availability Period on a revolving basis and (b) the Bank agrees to make one or more Loans to the Company from time to time during the Availability Period on a revolving basis, provided that the sum of the LC Exposure plus the aggregate principal amount of the outstanding Loans shall not exceed at any time the lesser of the Commitment or the Principal Balance.

     SECTION 2.02. Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein, the Company may request the Bank to issue Letters of Credit denominated in Dollars for its own account in such form as is acceptable to the Bank in its reasonable determination. A Letter of Credit may state that it is issued for the account of any Subsidiary of the Company without prejudice to the agreement by the parties hereto that the Company shall be the account party for all Letters of Credit and have the obligations with respect thereto provided by this Agreement.

     (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Bank) to the Bank (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of such Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended. In the case of a request for an initial issuance of a Letter of Credit, such request shall specify in form and detail satisfactory to the Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the face amount thereof; (iii) the expiry date thereof, including in the case of any Evergreen Letter of Credit the initial expiry date thereof; (iv) the purpose and nature of the Letter of Credit; (v) the Person whose obligations are supported thereby; (vi) the name and address of the beneficiary thereof; (vii) any required text to be contained in the Letter of Credit; (viii) the delivery instructions with respect to the Letter of Credit; and (ix) whether such Letter of Credit will be a Revolving
Letter of Credit, and if so, the maximum face amount of such Letter of Credit after giving effect to all increases. In the case of a request for an amendment of any outstanding Letter of Credit, such request shall specify in form and detail satisfactory to the Bank: (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) delivery instructions with respect to the amendment. Additionally, the Company shall furnish to the Bank such other documents and information pertaining to such requested Letter of Credit issuance or amendment as the Bank may reasonably request. If requested by the Bank, the Company also shall submit a letter of credit application on the Bank's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended, or the amount thereof increased or reinstated, only if (and upon issuance, amendment, renewal or extension, or increase or reinstatement of the amount, of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal, extension, increase or reinstatement, the sum of the LC Exposure plus the aggregate principal amount of the outstanding Loans does not exceed an amount equal to the lesser of the Commitment or the Principal Balance. The original amount of each Letter of Credit shall be at least $250,000.

     (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date of an Evergreen Letter of Credit, twelve months after the then-current expiration date of such Evergreen Letter of Credit, so long as the Non-Extension Date for such Evergreen Letter of Credit occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Commitment Termination Date; provided that (subject to the preceding clause (ii)) the aggregate Undrawn LC Amounts for all Letters of Credit that have an expiration date that falls after the fifth Business Day preceding any Commitment Reduction Date shall not exceed the amount of the Commitment scheduled to be in effect after the reduction thereof to occur on such Commitment Reduction Date. No time draft or similar instrument resulting in a delayed payment by the Bank under any Letter of Credit may be presented as part of a drawing under such Letter of Credit if such delayed payment could be required to be made after the latest permitted expiration date of such Letter of Credit as provided in the preceding sentence.

     (e) Reimbursement. If the Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse the Bank in respect of such LC Disbursement by paying an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the earlier of the seventh Business Day following the date that such LC Disbursement is made or the Commitment Termination Date and shall pay interest on such reimbursement obligation as required by paragraph (h) of this Section, provided that, if the amount of such payment is greater than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such Loan.

     (f) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, so long as such draft or other document complies substantially with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's obligations hereunder.

     Neither the Bank nor any of its Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Bank; provided that the foregoing shall not be construed to excuse the Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Bank's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

          (x) the Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

          (y) the Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

          (z) this sentence shall establish the standard of care to be exercised by the Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

          (g) Disbursement Procedures. The Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. The Bank shall promptly after such examination notify the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Bank with respect to any such LC Disbursement.

          (h) Interim Interest. If the Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, payable upon demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum equal to the Base Rate for such day; provided that if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then
     Section 2.08(b) shall apply.

          (i) Evergreen Letters of Credit; Revolving Letters of Credit.

               (i) If the Company so requests in connection with the proposed issuance of a Letter of Credit, the Bank agrees, subject to the terms and conditions hereof, to issue a Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of Credit must permit the Bank to prevent any such renewal at least once during the term thereof (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a specified date to be agreed upon at the time such Letter of Credit is issued, which shall occur and be effective on a date (the "Non-Extension Date") falling no earlier than three months prior to the stated expiration date of such Letter of Credit. Unless otherwise directed by the Bank, the Company shall not be required to make a specific request to the Bank for any renewal of an Evergreen Letter of Credit; provided, however, that the Bank shall not be required to permit any renewal of an Evergreen Letter of Credit if (A) the Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof or
          (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the applicable Non-Extension Date from any Holder that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

               (ii) If the Company so requests in connection with the proposed issuance of a Letter of Credit, the Bank agrees, subject to the terms and conditions hereof, to issue a Letter of Credit that has automatic provisions for the increase or reinstatement of the amount of such Letter of Credit (each, a "Revolving Letter of Credit"); provided that any such Revolving Letter of Credit must permit the Bank to prevent each such increase or reinstatement by giving prior notice to the beneficiary thereof not later than a date to be agreed upon at the time such Letter of Credit is issued, which shall occur and be effective on a date (the "Non-Reinstatement Date") falling no earlier than two Business Days prior to such increase or reinstatement. Unless otherwise directed by the Bank, the Company shall not be required to make a specific request to the Bank for any increase or reinstatement of a Revolving Letter of Credit; provided, however, that the Bank shall not be required to permit any such increase or reinstatement of a Revolving Letter of Credit if (A) the Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its increased or reinstated amount under the terms hereof or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the applicable Non-Reinstatement Date from any Holder that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

     (j) Additional Limitations. Notwithstanding anything contained herein to the contrary:

          (i) the Bank shall not be under any obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Bank from issuing such Letter of Credit, or any law or regulation applicable to the Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (in each case, for which the Bank is not compensated hereunder) not in effect on the Closing Date, or shall impose upon the Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Bank in good faith deems material to it; or

               (B) the issuance of such Letter of Credit would violate any policies of the Bank of general application or applicable to similar customers; or

          (ii) The Bank shall not be under any obligation to amend, renew or extend, or increase or reinstate the amount of, any Letter of Credit if (A) the Bank would have no obligation at such time to issue such Letter of Credit in its amended, renewed or extended form or increased or reinstated amount under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (iii) The Bank shall not issue, amend, renew or extend, or increase or reinstate the amount of, any Letter of Credit if the Bank has received written notice from any Holder prior to the requested date of issuance, amendment to, renewal or extension of, or increase or reinstatement of the amount of such Letter of Credit that one or more applicable conditions contained in Article IV hereof shall not then be satisfied.

     (k) Applicability of ISP98. Unless otherwise expressly agreed by the Bank and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

     (l) Cash Collateral. If the sum of the LC Exposure plus the aggregate principal amount of the outstanding Loans exceeds on any date the lesser of the Principal Balance or the Commitment (after giving effect to any reduction of the Commitment scheduled to take place on such date and to any payment or prepayment on such date of Loans and reimbursement obligations in respect of LC
Disbursements) for any reason (including but not limited to by reason of the operation of Rule 3.14 of the ISP, administrative error or otherwise), the Company shall forthwith deposit into the Letter of Credit Account cash in an amount equal to such excess.


     SECTION 2.03. Loans.

     (a) Notice by the Company. To request a Loan, the Company shall notify the Bank of such request by telephone not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Loan. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Bank of a written Borrowing Request in a form approved by the Bank and signed by the Company.

     (b) Amounts of Loans. Each borrowing of Loans shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000, except as may be required pursuant to Section 2.02(e).

     (c) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the amount of the requested Loan;

          (ii) the date of such Loan, which shall be a Business Day; and

          (iii) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03(d).

     (d) Funding of Loans. The Bank will make each Loan available to the Company by crediting the amount of such Loan, in immediately available funds by 12:00 noon, New York City time, to an account of the Company maintained at a bank or other financial institution in the United States of America designated by the Company in the applicable Borrowing Request. Notwithstanding the foregoing if any reimbursement obligation is outstanding with respect to an LC Disbursement, and the Company has so requested pursuant to Section 2.02(e), the Bank shall apply the amount of any Loan to be made by it directly against the amount of such outstanding reimbursement obligation and the Bank shall remit to the Company as provided above only the net amount (if any) of the proceeds of such Loan remaining after such application.

     SECTION 2.04. Termination and Reduction of the Commitment.

     (a) Mandatory Reductions; Termination. Unless previously terminated, the Commitment shall be automatically terminated at 5:00 p.m., New York City time, on the Commitment Termination Date. If any Series of Additional Notes is issued, then (i) if such Additional Notes are Rollover Notes, the Commitment, as increased pursuant to the third sentence of Section 2.12, shall be automatically reduced upon the application of the proceeds of such Rollover Notes to the payment or prepayment of other Notes, by an amount equal to the amount of such proceeds so applied, and (ii) without duplication of the preceding clause (i), the Commitment shall be automatically reduced on each Commitment Reduction Date by an amount equal to the aggregate principal amount of the Notes scheduled to mature on such Commitment Reduction Date that remain outstanding on such Commitment Reduction Date (before giving effect to any payment thereof on such Commitment Reduction Date).

     (b) Voluntary Termination or Reduction. The Company may at any time after the third anniversary of the Closing Date terminate or reduce the Commitment on any Quarterly Date; provided that (i) each reduction of the Commitment pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Company may not so reduce the Commitment if, after giving effect thereto, the sum of the LC Exposure plus the aggregate outstanding principal amount of the Loans would exceed the lesser of the Commitment or the Principal Balance.

     (c) Notice of Voluntary Termination or Reduction. The Company shall notify the Bank of any election to terminate or reduce the Commitment under paragraph
(b) of this Section at least ten Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Subject to Section 2.04(b)(ii), each notice delivered by the Company pursuant to this Section shall be irrevocable.

     (d) Effect of Termination or Reduction. Any termination or reduction of the Commitment shall be permanent.

     SECTION 2.05. Repayment of Loans.

     (a) Repayment. The Company hereby unconditionally promises to pay the outstanding principal amount of each Loan on the Commitment Termination Date.

     (b) Maintenance of Records by the Bank. The Bank shall maintain in accordance with its usual practice records evidencing the Indebtedness of the Company resulting from each Loan in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company in respect of each Loan made hereunder and (iii) the amount of any sum received by the Bank in respect of each Loan made hereunder.

     (c) Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Bank to maintain such records or any error therein shall not in any manner affect the obligation of the Company to repay the Loans and its other obligations in accordance with the terms of this Agreement. The Bank shall from time to time upon the reasonable request of the Company confirm to the Company the existence and amounts of such obligations.

     SECTION 2.06. Prepayments.


     (a) Optional Prepayments of Loans. The Company shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.09), subject to the requirements of this Section, and shall have the right at any time and from time to time to reborrow any Loan so prepaid, subject to the provisions of this Agreement.

     (b) Mandatory Prepayments. If the sum of the LC Exposure plus the aggregate principal amount of the outstanding Loans would exceed the lesser of the Commitment on any date (after giving effect to any reduction of the Commitment on such date) or the Principal Balance on such date, the Company shall, on such date, pay or prepay an aggregate amount sufficient to eliminate such excess, first by paying or prepaying any amount owing by it to reimburse the Bank in respect of LC Disbursements and (after such amounts have been paid in full) next by paying or prepaying the principal of the Loans.

     (c) Notices, Etc. The Company shall notify the Bank by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of a Loan as provided in Section 2.03, except as necessary to apply fully the required amount of a mandatory prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

     SECTION 2.07. Fees.

     (a) Facility Fee. The Company agrees to pay to the Bank a facility fee, for the period from and including the Closing Date to but not including the later of
(A) the date of termination of the Commitment or (B) the termination or cancellation of all Letters of Credit, at a rate per annum equal to the sum of the Credit Spread plus the LIBOR True-Up on the average daily amount of the greater of (i) an amount equal to the Commitment (or, if the Commitment shall have been terminated pursuant to Section 7.01, the amount of the Commitment immediately before such termination) minus the aggregate outstanding principal amount of the Loans or (ii) the Aggregate Undrawn LC Amount. Accrued facility fees shall be payable on each Quarterly Date and on the earlier of the date the Commitment terminates and the last day of the Availability Period, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitment terminates and any such fees accruing after the date on which the Commitment terminates shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) Letter of Credit Fees. The Company agrees to pay to the Bank (x) an administrative fee, which shall accrue at the rate of 0.05% per annum on the average daily amount of the greater of the Commitment or the sum of (i) the aggregate outstanding principal amount of the Loans plus (ii) the LC Exposure during the period from and including the Closing Date to and including the later of (A) the date of termination of the Commitment or (B) the termination or cancellation of all Letters of Credit and the payment of the principal of and interest on the Loans and all other amounts payable by the Company hereunder, and (y) the Bank's standard fees with respect to the issuance and amendment of any Letter of Credit (such administrative and standard fees, collectively, the "Letter of Credit Fees"). Letter of Credit Fees accrued through and including each Quarterly Date shall be payable on such Quarterly Date, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable in arrears on the date on which the Commitment terminates and any such fees accruing after the date on which the Commitment terminates shall be payable on demand. Any other fees payable to the Bank pursuant to this paragraph shall be payable within 30 days after invoice. All Letter of Credit Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) Payment of Fees. All fees payable hereunder shall be paid to the Bank on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances, except as separately agreed between the Company and the Bank.

     SECTION 2.08. Interest.

     (a) Loans. Each Loan shall bear interest during each Interest Period at a rate per annum equal to the sum of (i) LIBOR for such Interest Period plus (ii) the Credit Spread plus (iii) the LIBOR True-Up; provided that the interest rate during any Stub Period for any Loan that is made on a day other than the first day of an Interest Period shall be a rate per annum equal to the sum of (i)
LIBOR for such Stub Period plus (ii) the Credit Spread plus (iii) the LIBOR True-Up unless and until such Loan is assigned to the Collateral Agent for the benefit of the Holders during such Stub Period as permitted hereby, at which time the interest rate for such Loan shall be determined without regard to this proviso.

     (b) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the sum of (i) LIBOR for each Interest Period or Stub Period, as applicable, during which such overdue amount remains outstanding plus (ii) the Credit Spread plus (iii) the LIBOR True-Up plus (iv) 2%.

     (c) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on the last day of each Interest Period; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and
(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

     (d) Computation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable LIBOR shall be determined by the Bank, and such determination shall be conclusive absent manifest error.

     (e) Inability to Determine LIBOR. If prior to the commencement of an Interest Period, the Bank determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, then the Bank shall give notice thereof to the Company by telephone or telecopy as promptly as practicable thereafter and, until the Bank notifies the Company that the circumstances giving rise to such notice no longer exist, clause (i) in Section 2.08(a) and clause (i) in Section 2.08(b) each shall be deemed to read "(i) the Base Rate as in effect from time to time during such Interest Period".

     SECTION 2.09. Break Funding Payments.

     (a) In the event of (i) the payment of any principal of any Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default) or (ii) the failure to borrow any Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Company shall compensate the Bank for the loss, cost and expense attributable to such event. The loss to the Bank attributable to any such event shall be deemed to include an amount determined by the Bank to be equal to the excess, if any, of
(x) the amount of interest that the Bank would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment or failure to the last day of the then current Interest Period if the interest rate payable on such deposit were equal to LIBOR for such Interest Period, over (y) the amount of interest that the Bank would earn on such principal amount for such period if the Bank were to invest such principal amount for such period at the interest rate that would be bid by the Bank (or an affiliate of the Bank) for deposits denominated in Dollars from other banks in the eurocurrency market at the commencement of such period.

     (b) In the event of any withdrawal by the Bank of funds from the Deposit Account upon or following the occurrence of an Outright Assignment, as provided in Section 5(a)(iii) of the Deposit Account Agreement, the Company shall compensate the Depository for the loss, cost and expense attributable to such event. The loss to the Depository attributable to any such event shall be deemed to include (i) if such withdrawal occurs prior to the third anniversary of the Closing Date, an amount determined by the Depository to be equal to the excess, if any, of (x) the amount of interest that the Depository would earn on the amount of such withdrawal for the period from the date of such withdrawal to the third anniversary of the Closing Date if the Depository were to invest such amount for such period at the interest rate that would be bid by the Depository (or an affiliate of the Depository) for deposits denominated in Dollars from other banks in the eurocurrency market at the commencement of such period over
(y) the amount of interest that the Depository would pay for a deposit in an amount equal to the amount of such withdrawal maintained in the Deposit Account for such period and (ii) if such withdrawal occurs on or after the third anniversary of the Closing Date, an amount determined by the Depository to be equal to the excess, if any, of (x) the amount of interest that the Depository would earn on such amount for the period from the date of such withdrawal to the last day of the then current Interest Period if the Depository were to invest such amount for such period at the interest rate that would be bid by the Depository (or an affiliate of the Depository) for deposits denominated in

Dollars from other banks in the eurocurrency market at the commencement of such period over (y) the amount of interest that the Depository would pay for a deposit equal to the amount of such withdrawal for such period if the interest rate payable on such deposit were equal to LIBOR for such Interest Period.

     (c) A certificate of the Depository setting forth any amount or amounts that the Depository is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay the Depository the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.10. Payments Generally.

     (a) Payments by the Company. The Company shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without any set-off, withholding or counterclaim. Any amounts received after such time on any date may, in the discretion of the Bank, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Bank at its offices at 540 West Madison, Suite 2100, Chicago, IL 60661-2591. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

     (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Bank to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, and (iii) third, to pay any other amounts then due hereunder.

     SECTION 2.11. Substitution of Bank.

     (a) If the Bank Rating of the Bank is reduced below A by S&P or A2 by Moody's, then, at the request of the Company, the Bank shall use its best efforts to take one of the following actions (at its option): (i) arrange for another bank (the "Replacement Bank") to succeed to the Bank's rights (other than the Reserved Rights relating to matters that arose before such succession, the Bank's rights to be reimbursed for LC Disbursements under Letters of Credit outstanding at the time of such succession and the Bank's rights to the Letter of Credit Account and any monies and investments therein at the time of such succession) and obligations hereunder and under the Deposit Account Agreement (including with respect to the Deposit Account), the Note Purchase Agreement and the Notes (such rights other than as aforesaid) and obligations being referred to herein as the "Transferred Interests"), all on terms and conditions agreeable to the Company, acting reasonably, or (ii) arrange for another bank (the "Fronting Bank") to confirm Letters of Credit issued by the Bank or to issue letters of credit to the Company's beneficiaries with the support of a back-to-back Letter of Credit issued by the Bank, on terms and conditions agreeable to the Company, acting reasonably. Any proposed Replacement Bank shall be subject to the approval of the Company and the Required Holders, unless such Replacement Bank shall have a Bank Rating of A or higher by S&P or A2 or higher by Moody's, in which case such approval shall not be required.

     (b) Upon (i) the Replacement Bank executing and delivering an assignment and assumption agreement satisfactory in form and substance to the Bank, the Company, the Collateral Agent and the Required Holders pursuant to which the Bank shall assign, and the Replacement Bank shall accept and assume, all of the Transferred Interests, (ii) the Company delivering to the Bank cash collateral (which the Bank shall release when all Letters of Credit issued by the Bank have expired or been terminated and all reimbursement obligations in respect thereof have been paid) in an amount equal to the Aggregate Undrawn LC Amount to cover the Bank's exposure under the Letters of Credit then outstanding, and (iii) the Company paying to the Bank all amounts owing by the Company to the Bank hereunder other than in respect of the Transferred Interests, the Replacement Bank shall be deemed to be the Bank for all purposes with respect to the Transferred Interests and ABN AMRO Bank N.V. shall be released from any liability with respect to the Transferred Interests. Thereafter, ABN AMRO Bank N.V. shall not be required to allow the automatic extension or renewal of any Evergreen Letter of Credit or the automatic increase or reinstatement of the amount any Revolving Letter of Credit.

     (c) The Company will use commercially reasonable efforts to assist the Bank to identify a Replacement Bank or a Fronting Bank and to obtain its agreement to act in such capacity.

     SECTION 2.12. Additional Notes. At any time or from time to time at the request of the Company, the Bank may but shall not be obligated to issue and sell additional notes (all or any portion of which may, but shall not be required to be, Rollover Notes) under the Note Purchase Agreement after the Closing Date at par in amounts, having maturity dates, bearing interest at rates and constituting Rollover Notes as shall be agreed between the Company and the Bank at the time of issuance, provided that Rollover Notes may not be issued prior to the third anniversary of the Closing Date. The proceeds of any such additional notes that are Rollover Notes shall be used to pay or prepay, in whole or in part, Notes outstanding at the time such additional notes are issued not later than five Business Days after such new notes are issued (and, pending such payment or prepayment such proceeds shall be deposited and held in the Deposit Account). Upon such issuance and sale, and the receipt of the proceeds thereof by the Bank, the Commitment shall be increased by an amount equal to the aggregate principal amount of such notes, provided that (a) the total Undrawn LC Amount for all Letters of Credit that expire after the maturity date for the Notes to be paid or prepaid in whole or in part with the proceeds of such notes shall not exceed the amount of the Commitment scheduled to be in effect on such maturity date after giving effect to Section 2.04(a) and (b) notwithstanding anything contained herein to the contrary, the sum of the LC Exposure plus the aggregate principal amount of the outstanding Loans shall not at any time exceed an amount equal to (i) the lesser of the Commitment or the Principal Balance minus (ii) the Rollover Amount (as defined below). Notes issued after the Closing Date as contemplated by this Section 2.12 are referred to as "Additional Notes"; Additional Notes issued on the same date and having the same interest rate, maturity date and other terms are referred to herein as a "Series" of Additional Notes; and the amount of proceeds of Rollover Notes on deposit in the Deposit Account at any time of determination pending application of such proceeds to the payment or prepayment of other Notes is referred to as the "Rollover Amount" at such time.

     SECTION 2.13. Increased Costs.

     (a) Increased Costs Generally. If the Bank shall determine that, due to either (i) the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Loan, or issuing or maintaining any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon written request therefor by the Bank, pay to the Bank additional amounts as are sufficient to compensate the Bank for such increased costs.

     (b) Capital Requirements. If the Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank or any corporation controlling the Bank, with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's and such controlling corporation's policies with respect to capital adequacy and the Bank's desired return on capital) and determines that the amount of such capital is increased as a consequence of Loans made, funded or maintained, or Letters of Credit issued or maintained, by the Bank under this Agreement, then, upon written request of the Bank, the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.


     (c) Reserves. The Company shall pay to the Bank on the last day of each Interest Period so long as the Bank is maintaining reserves against Eurocurrency Liabilities (or so long as the Bank is maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Loans) an additional amount (determined by the Bank and notified to the Company) equal to the product of the following for each Loan for each day during such Interest Period:

          (i) the principal amount of such Loan outstanding on such day; and

          (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Loan for such Interest Period as provided in this Agreement (less the Credit Spread) and the denominator of which is one minus the Eurodollar Rate Reserve Percentage in effect on such day minus (y) such numerator; and

          (iii) 1/360.

     (d) Notice by the Bank. The Bank will notify the Company of any event occurring after the date hereof which will entitle the Bank to compensation from the Company pursuant to this Section 2.13 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If the Bank requests compensation under this Section 2.13, the Company may, by notice to the Bank, require that: (x) the Bank furnish to the Company a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof or (y) the Loans with respect to which such compensation is requested be prepaid. If the Bank demands compensation from the Company under this Section 2.13 more than 180 days after the Bank had knowledge of the occurrence of the event giving rise to such compensation, the Company shall not be obligated to reimburse the Bank in respect of amounts incurred as a result of the occurrence of such event more than 180 days prior to the date on which the Bank made such demand (provided that, if the event giving rise to the claim for compensation is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect). Notwithstanding any other provision of this Section 2.13, the Bank shall not demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of the Bank to demand such compensation or reduction in similar circumstances under comparable provisions of other credit agreements, if any.

     (e) Definitions. As used in this Section 2.13, the following terms have the following meanings:

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board, as in effect from time to time.

     "Eurodollar Rate Reserve Percentage" for any Interest Period for any Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for the Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of a court or an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

              The Company represents and warrants to the Bank that:

     SECTION 3.01. Organization; Power and Authority. The Company and its Restricted Subsidiaries are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are duly qualified as foreign corporations and are in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Restricted Subsidiaries have the corporate power and authority to own or hold under lease the properties they purport to own or hold under lease, to transact the business they transact and propose to transact; to execute and deliver this Agreement (in the case of the Company) or the Subsidiary Guarantees (in the case of the Subsidiary Guarantors) and to perform the provisions hereof and thereof.

     SECTION 3.02. Authorization, etc. This Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon the execution and delivery of a Subsidiary Guarantee by a Subsidiary Guarantor, such Subsidiary Guarantee will have been duly authorized by all necessary corporate action on the part of the such Subsidiary Guarantor, and such Subsidiary Guarantee will constitute a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.03. Disclosure. The Company has delivered to the Bank a copy of the Form 10-K and has furnished the information relating to the Company and its Subsidiaries contained in the Private Placement Memorandum. The Form 10-K and such information fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Form 10-K, such information, the other documents, certificates or other writings delivered to the Bank by or on behalf of the Company in connection with the transactions contemplated hereby and described in
Schedule 3.03 (together with the Form 10-K and such information, the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2003, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except as disclosed in the Disclosure Documents and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Form 10-K or in the other Disclosure Documents. Notwithstanding anything contained herein to the contrary, the Company makes no representation or warranty concerning the accuracy or completeness of any information about the Bank set forth in the Private Placement Memorandum.

     SECTION 3.04. Organization and Ownership of Shares of Subsidiaries; Affiliates.

     (a) Schedule 3.04 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii) of the Company's directors and senior officers. Schedule 3.04 also identifies each Restricted Subsidiary and each Unrestricted Subsidiary as of the date of this Agreement. No Subsidiary listed in Schedule 3.04 is a guarantor under the Other Credit Agreement other than the Subsidiary Guarantors listed in Section 4.01(a)(ii).

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 3.04 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 3.04).

     (c) Each Subsidiary identified in Schedule 3.04 is a corporation or other legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and, in the case of Subsidiary Guarantors, to execute and deliver and perform its obligations under their respective Subsidiary Guarantees.

     (d) No  Restricted  Subsidiary  is a party to, or otherwise  subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 3.04 and customary limitations imposed by corporate law statutes and foreign repatriation laws) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     SECTION 3.05. Financial Statements. The Company's financial statements included in the Form 10-K (including the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     SECTION 3.06. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and by the Subsidiary Guarantors of their respective Subsidiary Guarantees will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     SECTION 3.07. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement or by the Subsidiary Guarantors of their respective Subsidiary Guarantees.

     SECTION 3.08. Litigation; Observance of Agreements, Statutes and Orders.

     (a) Except as disclosed in Schedule 3.08, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental
Authority or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.09. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all Taxes shown to be due and payable on such returns and all other Taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such Taxes and assessments have become due and payable and before they have become delinquent, except for any Taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other Tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of United States federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1995.

     SECTION 3.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 3.05 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     SECTION 3.11. Licenses, Permits, etc. Except as disclosed in Schedule 3.11,

     (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

     (b) to the knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

     (c) to the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     SECTION 3.12. Compliance with ERISA.

     (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) Except as disclosed in Schedule 3.12, the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities that have not been discharged (and are not currently subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     (d) Except as disclosed in the Disclosure Documents, the expected post retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

     (e) Schedule 3.12 identifies each "employee benefit plan" (as defined in section 3(3) of ERISA) with respect to which the Company or an ERISA Affiliate is a "party in interest" or "disqualified individual" (as such terms are defined in section 3(14) of ERISA or section 4975 of the Code).

     SECTION 3.13. Use of Proceeds; Margin Regulations. The Company will use the Letters of Credit and apply the proceeds of the Loans for general corporate purposes. No Letter of Credit and no part of the proceeds from Loans will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin Stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that Margin Stock will constitute more than 20% of the value of such assets. As used in this Section, the term "purpose of buying or carrying" shall have the meanings assigned to it in said Regulation U.

     SECTION 3.14. Existing Indebtedness. Schedule 3.14 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries in an unpaid principal amount exceeding $25,000,000 as of December 31, 2003, since which date, to and including the Closing Date, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any such Indebtedness of the Company or such Restricted

Subsidiary, and no event or condition exists with respect to any such Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Except as disclosed in Schedule 3.14, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that would not be permitted by Section 6.01 without equally and ratably securing the obligations of the Company hereunder.

     SECTION 3.15. Foreign Assets Control Regulations, Etc.

     (a) Neither the use of the Letters of Credit nor the use by the Company of the proceeds of the Loans will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (b) Neither the Company nor any Subsidiary (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the
Anti-Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person. The Company and its Subsidiaries are in compliance, in all materials respects, with the USA PATRIOT Act.

     (c) Neither the Letters of Credit nor any part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

     SECTION 3.16. Status Under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     SECTION 3.17. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any written notice of any claim against the Company or any of its Subsidiaries that is outstanding or unresolved, and no proceeding has been instituted and is pending raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Bank in writing,

     (a) neither the Company nor any Subsidiary has knowledge of any facts which would be reasonably likely to result in any claim, public or private, against the Company or any Subsidiary under any Environmental Laws, except, in each case, for such claims that could not reasonably be expected to result in a Material Adverse Effect;

     (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or disposed of any Hazardous Materials, in any case in a manner contrary to any Environmental Laws that could reasonably be expected to result in a Material Adverse Effect; and

     (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.


                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01. Closing Date. The obligations of the Bank to make Loans and to issue Letters of Credit hereunder shall not become effective until the date on which the Bank shall have received each of the following items, each of which shall be satisfactory to the Bank in form and substance:

          (a) Executed Counterparts. (i) From the Company, a counterpart of this Agreement signed on behalf of the Company, and (ii) from each of Brink's, Incorporated, Brink's Home Security, Inc., Pittston Services Group, Inc., Brink's Holding Company, BAX Holding Company and Bax Global Inc. (collectively, together with each Restricted Subsidiary that executes and delivers a Subsidiary Guarantee pursuant to Section 5.09, the "Subsidiary Guarantors"), a counterpart of a Guaranty substantially in the form of Exhibit C (each, a "Subsidiary Guarantee") signed on behalf of such Subsidiary Guarantor.

          (b) Opinions of Counsel. Favorable written opinions (addressed to the Bank and dated the Closing Date) from (A)(i) the General Counsel to the Company, substantially in the form of Exhibit D-1 and (ii) Hunton & Williams LLP, substantially in the form of Exhibit D-2 (and the Company hereby instructs such counsel to deliver such opinion to the Bank) and (B) Milbank, Tweed, Hadley & McCloy LLP, substantially in the form of Exhibit E.

          (c) Corporate Documents. Such documents and certificates as the Bank or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement, the Subsidiary Guarantees and the Transactions, all in form and substance satisfactory to the Bank and its counsel.

          (d) Officer's Certificate. A certificate, dated the Closing Date and signed by the President, a Vice President or a Senior Financial Officer of the Company, confirming compliance with the conditions set forth in clauses
     (a) and (b) of the first sentence of Section 4.02.

          (e) Series 2004-1 Notes. Evidence that the Purchasers shall have purchased the Series 2004-1 Notes, and the Bank shall have received proceeds from such purchase equal to $150,000,000.

          (f) Other Documents. Such other documents as the Bank or special New York counsel to the Bank may reasonably request.

     The obligation of the Bank to make the initial Loan hereunder is also subject to the payment by the Company of such fees as the Company shall have separately agreed to pay to the Bank in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Bank, in connection with the negotiation, preparation, execution and delivery of this Agreement (to the extent that statements for such fees and expenses have been delivered to the Company).

     The Bank shall notify the Company of the Closing Date. Notwithstanding the foregoing, the obligations of the Bank to make Loans and of the Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied on or prior to 3:00 p.m., New York City time, on November 23, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

     SECTION 4.02. Each Credit Event. The obligation of the Bank to make any Loan and to issue, amend, renew, extend or increase or reinstate the amount of any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except that the representations and warranties as to
     Schedule 3.14 shall be true and correct on and as of the Closing Date;

          (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

          (c) in the case of the making of Loans (other than Loans made pursuant to the proviso to Section 2.02(e)) or the issuance of Letters of Credit (other than Letters of Credit issued solely for the purpose of replacing Letters of Credit due to expire at the time of such issuance), at the time of and immediately after giving effect to such Loan or issuance, no obligation of the Company to reimburse any LC Disbursement made by the Bank shall be outstanding.

Each Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in the preceding sentence.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Bank that:

     SECTION 5.01. Financial Statements and Other Information. The Company shall deliver to the Bank:

          (a) Quarterly Statements -- within 30 days after the date on which the Company is required under the Exchange Act to file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q, duplicate copies of

               (i) a consolidated balance sheet of the Company and its Subsidiaries or, in the case where clause (C) of Section 5.01(b) is applicable, its Restricted Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries or, in the case where clause (C) of
          Section 5.01(b) is applicable, its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

     setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that (x) delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.01(a), (y) any financial statement required to be delivered pursuant to this Section 5.01(a) shall be deemed delivered on the date on which the Company posts such financial statement on its website on the Internet at www.brinkscompany.com (or any successor website) or when such financial statement is posted by the Securities and Exchange Commission on the Internet at www.sec.gov (or any successor website) and, in each case, such financial statement is readily accessible to the Bank on such date, and (z) the Company shall deliver paper copies of any such financial statement to the Bank;

          (b) Annual Statements -- within 30 days after the date on which the Company is required under the Exchange Act to file with the Securities and Exchange Commission its Annual Report on Form 10-K, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries or, in the case where clause (C) of this Section 5.01(b) is applicable, its Restricted Subsidiaries as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries or, in the case where clause (C) of this Section 5.01(b) is applicable, its Restricted Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

               (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), and

               (C)  in  case  such  audited  financial  statements  include  the accounts of Unrestricted Subsidiaries and all Unrestricted Subsidiaries, if taken as a single Subsidiary, produced more than 10% of Consolidated Net Income for such fiscal year or the assets of all Unrestricted Subsidiaries exceeded 10% of the Consolidated Total Assets of the Company and its Subsidiaries as of the last day of such fiscal year, a certificate of a Senior Financial Officer containing calculations in reasonable detail deleting the accounts of all Unrestricted Subsidiaries from such financial statements, provided that (x) the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountants' certificate described in clause
     (B) above and (if required) the certificate of a Senior Financial Officer described in clause (C) above, shall be deemed to satisfy the requirements of this Section 5.01(b), (y) any financial statement required to be delivered pursuant to this Section 5.01(b) shall be deemed delivered on the date on which the Company posts such financial statement on its website on the Internet at www.brinkscompany.com (or any successor website) or when such financial statement is posted by the Securities and Exchange Commission on the Internet at www.sec.gov (or any successor website) and, in each case, such financial statement is readily accessible to the Bank on such date, and (z) the Company shall deliver paper copies of any such financial statement to the Bank;

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, written report, material notice or proxy statement sent by the Company or any Restricted Subsidiary generally to its public securities holders or its lending banks, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and (iii) all press releases and other statements made available generally by the Company to the public concerning developments that are Material;

          (d) Notice of Default -- promptly, and in any event within five days after a Senior Financial Officer becoming aware of the existence of any Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 7.01(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Senior Financial Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any United States federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder or relating to the ability of a Subsidiary Guarantor to perform its obligations under its respective Subsidiary Guarantee, in each case as from time to time may be reasonably requested in writing by the Bank (subject to the limitations of the final paragraph of Section 5.03).

     SECTION 5.02. Officer's Certificate. Each set of financial statements delivered to the Bank pursuant to Section 5.01(a) or Section 5.01(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 6.01 through 6.08 inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

In case any of the calculations provided pursuant to clause (a) above are made without giving effect to a change in GAAP, by reason of an objection by the Company or the Bank pursuant to Section 1.03 to calculations taking into account such change in GAAP, such certificate of a Senior Financial Officer shall be accompanied by a certificate or letter from the Company's independent public accountants to the effect that they have reviewed and verified such calculations.

     SECTION 5.03. Inspection. The Company shall permit the representatives of the Bank or the Holders (subject to compliance with 8.11(b)):

          (a) No Default -- if no Default then exists, at the expense of the Bank or the Holders and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Default  -- if a  Default  then  exists,  at the  expense  of the
     Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Notwithstanding the foregoing, the Company shall not be required to disclose to the Bank any information (other than financial information and other data related to the financial performance of the Company and its Subsidiaries, including copies of written reports that the Company provides to its lending banks) to the extent that the Company is advised in writing by internal or external legal counsel that the Company is prohibited from disclosing such information at such time to its creditors generally under any applicable law, rule, regulation or order (or other binding restriction imposed by any Governmental Authority) or as a result of any agreement entered into in good faith with third parties that are not lenders to the Company or a Subsidiary.

     SECTION 5.04. Compliance with Law. The Company will and will cause each of its Restricted Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including Environmental
Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 5.05. Insurance. The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance if adequate reserves are maintained with respect thereto to the extent required by GAAP) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     SECTION 5.06. Maintenance of Properties. The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be conducted properly at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its other properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 5.07. Payment of Taxes and Claims. The Company will and will cause each of its Restricted Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such Taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary need pay any such Tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (ii) the nonpayment of all such Taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.08. Corporate Existence, etc. Subject to Section 6.06, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 6.04 and 6.06, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. The Company will maintain its books and records (including with respect to the transactions contemplated by this Agreement, the Subsidiary Guarantees, the Note Purchase Agreement, the Notes and the Deposit Account Agreement) in accordance with GAAP.

          SECTION 5.09. Additional Subsidiary Guarantees.

          (a) So long as the Other Credit Agreement remains in effect the Company will cause each Restricted Subsidiary that becomes a borrower or a guarantor thereunder or in respect thereof after the date of the Closing Date (if such Restricted Subsidiary is not at the time a Subsidiary Guarantor) to become a Subsidiary Guarantor by executing and delivering a Subsidiary Guarantee, prior to or concurrently with so becoming a borrower or a guarantor; and promptly and in any event within ten Business Days thereafter the Company will furnish the Bank with a counterpart of such executed Subsidiary Guarantee, together with an opinion of the Company's general counsel or other counsel reasonably acceptable to the Bank (which opinion may be subject to customary exceptions, qualifications and limitations under the circumstances none of which shall affect the parity of obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and the obligations of such Subsidiary Guarantor as a borrower or guarantor under the Other Credit Agreement) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Restricted Subsidiary and is valid, binding and enforceable in accordance with its terms.

          (b) Except as provided in Subsection (c) below, the Company will cause each Subsidiary Guarantee to remain in full force and effect at all times after the execution and delivery thereof, provided that the Bank agrees that any Subsidiary Guarantor shall automatically be discharged from all of its obligations and liabilities under its Subsidiary Guarantee, effective at the time such Subsidiary Guarantor ceases to be a Subsidiary of the Company after giving effect to a consolidation, merger, sale or other disposition (other than in a transaction resulting in an assumption by the successor pursuant to Section 6.06 (a)(ii)), and except that this proviso shall not apply (i) if a Default has occurred and is continuing, (ii) to a Subsidiary Guarantor if any amount is then due and payable under its Subsidiary Guarantee, (iii) to a Subsidiary Guarantor which at the time is a guarantor of any other Indebtedness of the Company or another Restricted Subsidiary (other than a Restricted Subsidiary that ceases to be a Subsidiary of the Company after giving effect to such transaction) that is not also concurrently being released or (iv) unless within three Business Days after such discharge, the Company shall have furnished the Bank with a certificate of a Senior Financial Officer describing such transaction and certifying that such discharge was effected in compliance with the terms of this Subsection (b).

          (c) To the extent that a Subsidiary Guarantor ceases to be a borrower and/or a guarantor under the Other Credit Agreement, at the request of the Company accompanied by a certificate of a Senior Financial Officer to that effect, the Bank shall promptly release such Subsidiary Guarantor from its obligations under this Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS


     Until the Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Bank that:

     SECTION 6.01. Liens. The Company will not and will not permit any Restricted Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, securing any Indebtedness without making effective provision (pursuant to documentation in form and substance reasonably satisfactory to the Bank) whereby the obligations of the Company hereunder shall be secured by such Lien equally and ratably with or prior to any and all Indebtedness and other obligations to be secured thereby, provided that nothing in this Section 6.01 shall prohibit:

          (a) Liens in respect of property of the Company or a Restricted Subsidiary existing on the Closing Date and described in Schedule 6.01;

          (b) Liens in respect of property acquired or constructed or improved by the Company or a Restricted Subsidiary after the Closing Date, which are created at the time of or within one year after acquisition or completion of construction or improvement of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction or improvement of such property, provided that in any such case

               (i) no such Lien shall extend to or cover any other property of the Company or such Restricted Subsidiary, as the case may be, and

               (ii) the aggregate principal amount of Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

          (c) Liens in respect of property acquired by the Company or a Restricted Subsidiary after the Closing Date, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the Closing Date becomes a Subsidiary or is consolidated with or merged with or into the Company or a Restricted Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Restricted Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Restricted Subsidiary, as the case may be;

          (d) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

          (e) extensions,  renewals or replacements of Liens permitted by clause
     (a), (b), (c) or (d) above (including successive extensions, renewals and replacements), provided that the principal amount of Indebtedness (or the maximum commitment therefor) secured by any such Lien is not increased and such Lien does not extend to or cover any property other than the property covered by such Lien on the date of such extension, renewal or replacement; and

          (f) Liens which would otherwise not be permitted by clauses (a) through (e) above, securing additional Indebtedness of the Company or a Restricted Subsidiary, provided that after giving effect thereto (and to the substantially concurrent application of the proceeds of such Indebtedness) Priority Debt does not exceed 35% of Consolidated Capitalization.

As used in this Agreement the term "Priority Debt" means, at any date, the sum (without duplication) of (A) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company and its Restricted Subsidiaries secured by Liens permitted by Section 6.01(f) plus (B) the aggregate unpaid principal amount of Indebtedness of all Restricted Subsidiaries (other than Indebtedness permitted by clauses (a) to (d), inclusive, of Section 6.02) plus (C) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Restricted Subsidiaries entered into after the Closing Date in accordance with the provisions of Section 6.03(a).

For purposes of this Section 6.01: any Lien existing in respect of property of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary pursuant to Section 6.09 shall be deemed to have been created at that time.

     SECTION 6.02. Restricted Subsidiary Indebtedness. The Company will not permit any Restricted Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except

                  (a) Indebtedness secured by Liens permitted by clause (b),
         (c), (d) or (e) of Section 6.01,

                  (b) in the case of any Person that after the Closing Date becomes a Restricted Subsidiary or is consolidated with or merged with or into a Restricted Subsidiary or sells, leases or otherwise disposes of all of its property to a Restricted Subsidiary, Indebtedness outstanding at the time such Person becomes a Restricted Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof) including extensions, renewals or replacements of such Indebtedness, provided that the principal amount of such Indebtedness is not increased,

                  (c) Indebtedness of any Subsidiary Guarantor,

                  (d) Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary, and

                  (e) other Indebtedness, provided that immediately after giving effect to such other Indebtedness Priority Debt does not exceed 35% of Consolidated Capitalization.

For purposes of this Section 6.02: a Restricted Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Restricted Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Restricted Subsidiary; a Person that hereafter becomes a Restricted Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness; and any Unrestricted Subsidiary or other Person that hereafter becomes a Restricted Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness.

     SECTION 6.03. Limitation on Sale and Leaseback Transactions. The Company will not and will not permit any Restricted Subsidiary to sell, lease, transfer or otherwise dispose of (collectively, a "transfer") any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Company or any Restricted Subsidiary over a period in excess of three years, unless either

          (a) after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof Priority Debt does not exceed 35% of Consolidated Capitalization, or

          (b) the net proceeds realized from the transfer are applied within 365 days after the receipt thereof to reinvest in property or assets for use in the business of the Company and its Restricted Subsidiaries or to repay unsubordinated funded Indebtedness of the Company or a Restricted Subsidiary.

     SECTION 6.04. Limitation on Asset Sales. The Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (an "Asset Sale") other than:

          (a) Asset Sales in the ordinary course of business;

          (b) Asset Sales of property or assets by a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary;

          (c) any Asset Sale to the extent made in exchange for other property or assets for use in the business of the Company and its Restricted Subsidiaries; and

          (d) other Asset Sales, provided that in each case

               (i) immediately before and after giving effect thereto, no Default shall have occurred and be continuing, and

               (ii) the aggregate net book value of property or assets disposed of in such Asset Sale and all other Asset Sales under this clause (d) by the Company and its Restricted Subsidiaries does not exceed (x) 15% of Consolidated Total Assets during the immediately preceding twelve months or (y) 30% of Consolidated Total Assets since December 31, 2003 (Consolidated Total Assets in each case determined as of the last day of the quarterly accounting period ending on or most recently prior to the date of such Asset Sale)
     and provided further that for purposes of subclause (ii) above there shall be included the net book value of property or assets disposed of in an Asset Sale only to the extent that an amount equal to the net proceeds realized upon such Asset Sale has not been applied by the Company or such Restricted Subsidiary, as the case may be, within 365 days after the effective date of such Asset Sale to (1) the reinvestment in property or assets for use in the business of the Company and its Restricted Subsidiaries, (2) the repayment of unsubordinated funded Indebtedness, (3) payments into The Brink's Company Employee Welfare Benefit Trust or any successor of such trust, or (4) payments into any Plan, including The Brink's Company Pension Retirement Plan, and any foreign pension plan or any successor of such Plans or plans.

          SECTION 6.05. Financial Covenants.

          (a) The Company will not permit Consolidated EBITDA for any period of four consecutive fiscal quarters to be less than 300% of Consolidated Interest Expense for such period.

          (b) The Company will not permit the Ratio of Consolidated Indebtedness to Consolidated Capitalization as of the last day of any fiscal quarter to exceed 0.60 to 1.00.

As used in this Section 6.05(b): the term "Ratio of Consolidated Indebtedness to Consolidated Capitalization" means, as of any date, the ratio of (a) the sum of
(i) Consolidated Indebtedness plus (ii) the amount, if any, by which Discounted Consolidated Lease Rentals exceeds $350,000,000 to (b) the sum of (i) the amount determined pursuant to the preceding clause (a) plus (ii) Consolidated Net Worth; the term "Discounted Consolidated Lease Rentals" means, as of the December 31 next preceding such date of determination (or as of such date if such date is December 31), (a) the aggregate amount of Lease Rentals payable by the Company and its Restricted Subsidiaries as lessee during the remaining term of all noncancellable leases (other than Capital Leases) of real or personal property (discounted on the same periodic basis from the respective due dates thereof at an interest rate of 10% per annum) minus (b) the aggregate minimum sublease rentals payable to the Company and its Restricted Subsidiaries during the remaining term of all noncancellable subleases of real or personal property (discounted as aforesaid), all determined on a consolidated basis consistent with Note 15 to the audited financial statements of the Company at and for the year ending December 31, 2003; and the term "Lease Rentals" means, with respect to any particular lease or sublease, the total amount of rent and other obligations (whether or not designated as rent) payable by the lessee or sublessee during the remaining term of such lease or sublease (excluding any extension or renewal thereof at the option of either party to such lease or sublease unless such option has been exercised), after excluding amounts required to be paid by the lessee or sublessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, utilities (including water rates), operating and labor costs and similar charges.

     SECTION 6.06. Merger, Consolidation, etc. The Company will not and will not permit any Restricted Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (other than Asset Sales permitted by Section 6.04 (c)), except as follows:

          (a) a Restricted Subsidiary may consolidate with or merge with or convey or transfer all or substantially all of its assets to

               (i)  the  Company   (provided  that  the  Company  shall  be  the
          continuing or surviving corporation) or a then existing Restricted Subsidiary, or

               (ii) any other Person, provided that (A) if such Restricted Subsidiary is a Subsidiary Guarantor and the continuing, surviving or acquiring corporation is another Subsidiary, such continuing, surviving or acquiring corporation shall have (1) executed and delivered to the Bank its assumption of the due and punctual performance and observance of all obligations of such Restricted Subsidiary under its Subsidiary Guarantee and (2) caused to be delivered to the Bank an opinion of counsel reasonably satisfactory to the Bank to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (B) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (b) the Company may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of the United States or any State thereof, provided that

               (i) the continuing, surviving or acquiring corporation (if not the Company) shall have (A) executed and delivered to the Bank its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement and (B) caused to be delivered to the Bank an opinion of counsel reasonably satisfactory to the Bank to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

               (ii) immediately after giving effect to such transaction, (A) no Default shall have occurred and be continuing and (B) the Company would be in compliance with paragraphs (a) and (b) of Section 6.05 on a pro forma basis as if such transaction had occurred on the last day of the most recently ended fiscal quarter.

     No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 6.06 from its liability under this Agreement.

     SECTION 6.07. Lines of Business. The Company will not and will not permit any Restricted Subsidiary to engage in any business other than (a) the businesses in which the Company and its Restricted Subsidiaries are engaged on the Closing Date (as described in the Form 10-K) and businesses reasonably related or complementary thereto or in furtherance thereof and (b) lines of business that are insignificant when viewed in the overall context of the business then engaged in by the Company and its Restricted Subsidiaries taken as a whole.

     SECTION 6.08. Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted
Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate. For purposes of this Section 6.08 a Material transaction or Material group of related transactions shall be measured in relation to the Company and the Subsidiary Guarantors at the time, taken as a whole.

     SECTION 6.09. Designation of Restricted and Unrestricted Subsidiaries.

          (a) Subject to paragraph (b) below, the Company will not designate any Restricted Subsidiary as an Unrestricted Subsidiary if such Restricted Subsidiary was (i) more than twice previously (directly or indirectly) an Unrestricted Subsidiary in the case of any Restricted Subsidiary listed as an Unrestricted Subsidiary in Schedule 3.04 or any Restricted Subsidiary that is designated as an Unrestricted Subsidiary at the time such Restricted Subsidiary first became a Subsidiary or (ii) more than once previously (directly or indirectly) an Unrestricted Subsidiary in the case of any other Restricted Subsidiary.

          (b) The Company will not designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary or other Person as a Restricted Subsidiary unless immediately after giving pro forma effect to such designation, (i) no Default shall have occurred and be continuing and
     (ii) the Company  would be in  compliance  with  paragraphs  (a) and (b) of
     Section 6.05 on a pro forma basis as if such designation had occurred on the last day of the most recently ended fiscal quarter.

          (c) Forthwith and in any event within ten Business Days after a designation pursuant to this Section 6.09, the Company will furnish the Bank with a certificate of a Senior Financial Officer specifying the effective date of such designation and setting forth calculations in reasonable detail demonstrating compliance with the conditions to such designation set forth in the immediately preceding paragraph.

     SECTION 6.10. Purchase of Notes. The Company will not and will not permit any Subsidiary or Affiliate Controlled (as defined in the definition of "Affiliate") by the Company to purchase or otherwise acquire, directly or indirectly, any of the outstanding Notes.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.01 Events of Default. If any of the following events ("Events of Default") shall occur:

          (a) the Company defaults in the payment of principal of any reimbursement obligation in respect of any LC Disbursement or defaults in the payment of any principal of any Loan, in either case when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of facility fees payable under
     Section 2.07(a) or Letter of Credit Fees payable under Section 2.07(b) or in the payment of any interest on any Loan, or interest on any reimbursement obligation in respect of any LC Disbursement, for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 5.01(d) or Sections 6.01 to 6.06, inclusive; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 7.01 and such default is not remedied within 30 days after a Senior Financial Officer obtains knowledge of such default; or

          (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary or by any officer of the Company or any Subsidiary in this Agreement or a Subsidiary Guarantee or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness owing hereunder) that is outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in any other currency) beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in any other currency) or of any mortgage, indenture or other agreement relating thereto or any other default exists, and as a consequence of any such default such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) in any case as a consequence of the occurrence or continuation of a change of control or rating downgrade or any other similar adverse event the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in any other currency) before its regular maturity or before its regularly scheduled dates of payment; or

          (g) the Company or any Restricted Subsidiary (i) admits in writing its inability to pay, or is generally not paying, its debts as they become due (within the meaning of the Federal Bankruptcy Code), (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
     (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or such Restricted Subsidiary, or any such petition shall be filed against the Company or such Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (or its equivalent in any other currency) are rendered against one or more of the Company and its Restricted Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if any Subsidiary Guarantor (or any Person at its authorized direction or on its behalf) shall assert in writing that the Subsidiary Guarantee of such Subsidiary Guarantor is unenforceable in any material respect or any Subsidiary Guarantee shall cease to be in full force and effect as an enforceable instrument except as provided in Section 5.09(b); or

          (k) if (i) any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,
     (ii) a notice of intent to terminate  any Plan (other than a  Multiemployer
     Plan) shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans (other than Multiemployer Plans), determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan (other than in connection with, or as a result of, the disposition of all or any part of the assets of the Pittston Minerals Group), or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would have a Material Adverse Effect (the terms "employee benefit plan" and "employee welfare benefit plan", as used in this paragraph (k) having the respective meanings assigned to such terms in section 3 of ERISA);

then, and in every such event (other than an event with respect to the Company described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Bank may (or, upon written instruction of the Collateral Agent acting at the direction of the Required Holders, shall), by notice to the Company, take any one or more of the following actions, at the same or different times: (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (iii) demand cash collateral pursuant to Section 7.02 and (iv) make an Outright Assignment, and thereupon the Commitment shall terminate immediately; and in case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

          SECTION 7.02. Cash Collateral.

     (a) At the request of the Bank at any time after an Event of Default has occurred and is continuing (or earlier, if Section 2.02(l) applies), the Company shall establish with the Bank a letter of credit account (the "Letter of Credit Account") in the name and under the control of the Bank into which there shall be deposited from time to time certain amounts required or contemplated to be paid to the Bank as provided in Section 2.02(l) or 7.02(b).

     (b) If an Event of Default shall occur and be continuing and the Company receives notice from the Bank demanding the deposit of cash collateral pursuant to this paragraph the Company shall immediately deposit into the Letter of Credit Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon and provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in Section 7.01(g) or (h). Such deposit shall be held by the Bank in the Letter of Credit Account as collateral for the LC Exposure as provided below in this Section 7.02.

     (c) As collateral security for the prompt payment in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) of the reimbursement obligations in respect of LC Disbursements, whenever made, and interest thereon, the Company hereby pledges and grants to the Bank a security interest in all of its right, title and interest in and to the Letter of Credit Account and the balances from time to time in the Letter of Credit Account (and the investments and reinvestments therein provided for below). The balances from time to time in the Letter of Credit Account shall not constitute payment of any such obligations until applied by the Bank as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Account shall be subject to withdrawal only as provided in this Section 7.02.

     (d) Amounts on deposit in the Letter of Credit Account shall be invested and reinvested by the Bank in such Cash Equivalents as the Bank shall determine in its sole discretion. All such investments and reinvestments shall be held in the name and be under the control of the Bank.

     (e) The Bank may at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof and any other balances in the Letter of Credit Account to the reimbursement of any LC Disbursement at any time after such LC Disbursement is made.

     (f) If all of the reimbursement obligations in respect of LC Disbursements, and accrued interest thereon, have been paid in full at a time when no Default or Event of Default shall have occurred and be continuing, the Bank shall, from time to time, at the request of the Company, deliver to the Company, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Letter of Credit Account as exceed the Aggregate Undrawn LC Amount. When all of the reimbursement obligations in respect of Letters of Letter of Credit shall have been paid in full and the Commitment and all Letters of Letter of Credit (including any time drafts or similar instruments presented to or accepted by the Bank as part of a drawing under any Letter of Credit) have expired or been terminated at a time when no Default or Event of Default shall have occurred and be continuing, the Bank shall promptly deliver to the Company, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Account.


                                  ARTICLE VIII

                                  MISCELLANEOUS


     SECTION 8.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to it at 1801 Bayberry Court, P.O. Box 18100, Richmond Virginia, Attention of Treasurer (Telecopy No. 804-289-9760; Telephone No. 804-289-9600); and

          (b) if to the Bank, to ABN AMRO Bank N.V., 540 West Madison, Suite 2100, Chicago, IL 60661-2591, Attention of Agency Services Group (Telecopy No. 312-601-3611; Telephone No. 312-992-5159).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 8.02. Waivers; Amendments.

     (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Bank may have had notice or knowledge of such Default at the time.

     (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Bank.

     SECTION 8.03. Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Bank and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Bank, in connection with the preparation and administration of this Agreement and the Subsidiary Guarantees or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), subject, in the case of fees, charges and disbursements of counsel for and advisors to the Bank, to an arrangement separately agreed between the Company and the Bank, (ii) all out-of-pocket expenses incurred by the Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Bank, including the fees, charges and disbursements of any counsel for the Bank, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) all amounts owing by the Bank under Sections 8.3(d), 13.2, 13.3 and 15 of the Note Purchase Agreement (it being understood and agreed that Section 7 of the Note Purchase Agreement shall not be construed to limit the obligation of the Company under this clause
(iv)).

     (b) Indemnification by the Company. The Company shall indemnify the Bank, the Collateral Agent and each Related Party of the foregoing Persons (each such Person and its Related Parties being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Subsidiary Guarantees, the Note Purchase Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or if the Bank is enjoined from honoring such demand), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses either (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from any failure of the Bank to comply with the provisions of the Deposit Account Agreement, including Section 5 thereof, or (y) would not have arisen but for the execution and delivery by the Bank of the Note Purchase Agreement, the Deposit Account Agreement or the Notes (including as a result of the funding by the Bank of the credit extended by it to the Company hereunder by means of such execution and delivery) or the preparation and distribution by the Bank and ABN AMRO Incorporated of the Private Placement Memorandum unless, in the case of this clause (y), such losses, claims, damages, liabilities or related expenses are based upon, arise out of or in any way relate to (A) oral or written information provided by the Company to the Bank or any other Person or (B) action or inaction by the Company (including the occurrence of any Default) or action or inaction by the Bank at the request of the Company or with the Company's consent.

     (c) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (d) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

     (e) Effect of Existing Indemnification Agreement. The obligations of the Company under this Section 8.03 are independent of its obligations under that certain Indemnification Agreement dated June 7th, 2004 between ABN AMRO
Incorporated ("AAI") and the Company entered into in connection with the Company's engagement of AAI to act as its financial advisor for the transactions contemplated hereby, and the Company's rights, the limitations and qualifications of the Company's obligations, and the obligations of AAI, under said Indemnification Agreement shall not apply to this Section 8.03.

     SECTION 8.04. Successors and Assigns.

     (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder (other than in connection with a transaction permitted under Section 6.06) without the prior written consent of the Bank (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Holders, the Collateral Agent, the Depository and the Related Parties of the Bank) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignment by the Bank.

          (i) Subject to Section 2.11, the Bank may assign its rights and obligations hereunder (but in the event that the Commitment has not terminated, only with the consent of the Company); provided that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon execution and delivery by the assignee to the Company of an instrument in writing pursuant to which such assignee agrees to become the "Bank" hereunder, and upon consent thereto by the Company to the extent required above, the assignee shall have (unless provided in such assignment with the consent of the Company) the obligations, rights and benefits of the Bank hereunder in respect of the Commitment, and the Bank shall be released from the Commitment.

          (ii) Notwithstanding the foregoing clause (b)(i), the Bank may assign all but not less than all claims against the Company hereunder strictly in accordance with, and to the extent provided in, the Deposit Account Agreement and Section 10 of the Note Purchase Agreement. Upon the occurrence of any Outright Assignment, (x) the Collateral Agent for the benefit of the Holders shall have the rights and benefits of the Bank hereunder in respect of the rights assigned, but neither the Collateral Agent nor any Holder shall have any obligation or liability hereunder arising from such Outright Assignment and (y) all obligations and liabilities of the Bank hereunder shall automatically terminate.

          (iii) The Company hereby acknowledges and consents to the grant by the Bank of the first priority security interest provided by Section 23 of the Note Purchase Agreement and consents to the exercise by the Collateral Agent and the Holders of their rights and remedies under the Note Purchase Agreement, including with respect to such security interest. In furtherance of the foregoing, the Company hereby acknowledges that certain actions or inactions by the Bank hereunder (including waivers, amendments or other modifications to this Agreement or any provision hereof entered into by it in accordance with Section 8.02(b), notices or other communications given by it, determinations made by it and exercises of discretion by it) may be subject to the direction or consent of the Collateral Agent and/or one or more of the Holders under the Note Purchase Agreement.

          (iv) After any assignment by the Bank under clause (i) or (ii) of this
     Section 8.04(b), the Bank shall not allow the automatic extension or renewal of any Evergreen Letter of Credit outstanding on the date of such assignment or the automatic increase or reinstatement of the amount of any Revolving Letter of Credit outstanding on the date of such assignment.

          (v) After any assignment by the Bank pursuant to this Section 8.04(b) following the occurrence of an Event of Default, the Required Holders or the Collateral Agent (acting at the written direction of the Required Holders) shall have the exclusive right to exercise the rights of the Bank hereunder, including rights under Article VII, assigned pursuant to such assignment.

     SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitment has not expired or terminated. The provisions of Section 2.09 and Section 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit or Commitment or the termination of this Agreement or any provision hereof.

     SECTION 8.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received a counterpart hereof bearing the signature of the Company, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 8.08. Governing Law; Jurisdiction; Etc.

     (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) Submission to Jurisdiction. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Bank or the Company may otherwise have to bring any action or proceeding relating to this Agreement against the Company or the Bank or their properties in the courts of any jurisdiction.

     (c) Waiver of Venue. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 8.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING

TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 8.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 8.11. Treatment of Certain Information; Confidentiality.

     (a) Treatment of Certain Information. The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by the Bank or by one or more Subsidiaries or Affiliates of the Bank and the Company hereby authorizes the Bank to share any information delivered to the Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of the Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were the Bank hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit or Commitment or the termination of this Agreement or any provision hereof.

     (b) Confidentiality. The Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested or required by any regulatory authority having jurisdiction over the Bank or any Holder, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) to the Collateral Agent or any Holder, (vi) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vii) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee or prospective assignee of any of its rights or obligations under this Agreement,
(viii) with the  consent of the  Company or (ix) to the extent such  Information
(A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Bank on a nonconfidential basis from a source other than the Company. For the purposes of this paragraph, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Bank on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 8.12. Deposit Account Agreement. The Bank agrees, for the benefit of the Company, that (i) the Bank will comply with the terms and conditions of the Deposit Account Agreement and (ii) the Bank will not agree to amend or waive any of the terms or conditions of the Deposit Account Agreement without the prior written consent of the Company, such consent not to be unreasonably withheld.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                      THE BRINK'S COMPANY


                      By   /s/ James B. Hartough
                        ---------------------------------
                        Name:  James B. Hartough
                        Title: Vice President - Corporate Finance and Treasurer

                      ABN AMRO BANK N.V.


                      By /s/ W. R. Hale
                        ---------------------------------
                        Name:  W. R. Hale
                        Title: Managing Director


                      By /s/ E. Lacayo
                        ---------------------------------
                        Name:  E. Lacayo
                        Title: Vice President